                                                                    EXHIBIT 23.7


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 15, 1995, which appears on page F-34 of Coram Healthcare Corporation's Registration Statement on Form S-4 (No. 33-59337) relating to the combined financial statements of Caremark International Inc.'s Home Infusion Business. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
July 10, 1995